UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 16, 2022

Retail Value Inc.

(Exact name of Registrant as Specified in Its Charter)

Ohio	1-38517	82-4182996
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3300 Enterprise Parkway Beachwood, Ohio		44122
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (216) 755-5500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Shares, Par Value $0.10 Per Share	RVI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01 Entry into a Material Definitive Agreement

On March 16, 2022, the general due diligence period expired under a Purchase Agreement, dated as of February 14, 2022 (the “Purchase Agreement”), by and among a subsidiary (the “Seller”) of Retail Value Inc. (the “Company”) and PMAT‑Sterling Crossroads L.L.C. (the “Purchaser”). Pursuant to the Purchase Agreement, the Seller has agreed to sell to the Purchaser all of its interests in Crossroads Center (located in Gulfport, Mississippi) for $38.5 million in cash, subject to adjustment for certain closing pro-rations, allocations, credits and closing costs. Closing remains subject to customary conditions, including the receipt of tenant estoppels and the consent of the ground lessor to the assignment of the ground lease applicable to the shopping center, and is expected to occur by the end of April 2022. The Seller will retain the right to pursue and collect amounts from tenants relating to pre-closing periods.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On March 16, 2022, the Company, in accordance with authority granted by the Company’s Board of Directors that became effective upon the expiration of the general due diligence period and the effectiveness of the Purchaser’s obligations to complete the transaction under the Purchase Agreement, subject only to customary closing conditions, provided written notice to the New York Stock Exchange (the “NYSE”) of its intention to voluntarily de-list its common shares, par value $0.10 per share (the “Common Shares”), from the NYSE. The Company intends to file a Form 25 with the Securities and Exchange Commission relating to the de-listing of the Common Shares on March 28, 2022. The Company expects that the de-listing of the Common Shares will be effective prior to the commencement of trading on April 7, 2022.

Safe Harbor

The Company considers information in this Current Report on Form 8-K that relates to expectations for future periods to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, both as amended. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved. For this purpose, any statements contained herein that are not historical fact may be deemed to be forward-looking statements. There are a number of important factors that could cause actual results to differ materially from those indicated by such forward-looking statements, including, among other factors, the Seller’s ability to satisfy the conditions to closing specified in the Purchase Agreement and the Purchaser’s ability to perform. The Company undertakes no obligation to revise these forward-looking statements to reflect events or circumstances that arise after the date of this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Retail Value Inc.

	By:	/s/ Aaron M. Kitlowski
Name: Aaron M. Kitlowski
Date: March 16, 2022	Title: Executive Vice President and Secretary